Exhibit 10.2

VERANO HOLDINGS CORP.
2021 STOCK AND INCENTIVE PLAN, AS AMENDED
NOTICE OF STOCK OPTION GRANT

You have been granted the following option to purchase Common Stock (collectively “Shares,” individually a “Share”) of Verano Holdings Corp. (the “Company”):

Name of Optionee:
Total Number of Shares Granted:
Class of Shares:	Proportionate Voting Shares
Type of Option (Select one):	☐ Incentive Stock Option (only employees can receive ISOs)
☐ Non-Qualified Stock Option

Exercise Price Per Share:	$[●] USD
Date of Grant:	________________________________

Vesting Conditions and Vesting Date: Provided Optionee remains in continuous service with the Company or an Affiliate from the Date of Grant though the applicable Vesting Date below, the Options awarded hereunder shall become vested on the dates set forth below (in all cases, the resulting aggregate number of vested Options will be rounded down to the nearest whole number):

Vesting Date	Percentage of Options that Vest on Designated Vesting Date

Expiration Date:	10 years from the date of grant (5 years from date of grant for ISOs awarded to 10% owners as described in the Plan).

By your signature and the signature of the Company’s representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Company’s 2021 Stock and Incentive Plan and the attached Stock Option Agreement, both of which are made a part of this document. Capitalized terms used but not otherwise defined herein have the meaning ascribed to such terms in the Company’s 2021 Stock and Incentive Plan.

OPTIONEE:	VERANO HOLDINGS CORP.

By:
Title:
Print Name

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VERANO HOLDINGS CORP.
2021 STOCK AND INCENTIVE PLAN, AS AMENDED
STOCK OPTION AGREEMENT

SECTION 1. GRANT OF OPTION.

(a) Option. On the terms and conditions set forth in the Notice of Stock Option Grant and this Stock Option Agreement (this “Agreement”), the Company grants to the Optionee on the Date of Grant the option to purchase at the Exercise Price the number of Shares set forth in the Notice of Stock Option Grant. Notwithstanding the foregoing, if the Participant fails to open a brokerage account with the Company’s designated brokerage firm within sixty (60) days following the Date of Grant specified in the Notice of Stock Option Grant, such Options shall be forfeited. This option is intended to be an Incentive Stock Option (ISO) or a Non-Qualified Stock Option (NSO), as provided in the Notice of Stock Option Grant. The Exercise Price is agreed to be at least 100% of the Fair Market Value per Share on the Date of Grant (110% of Fair Market Value if this option is designated as an ISO in the Notice of Stock Option Grant and the Optionee is a 10% owner as described in Section 6 of the Plan).

(b) $100,000 Limitation. Even if this option is designated as an ISO in the Notice of Stock Option Grant, it shall be deemed to be an NSO to the extent (and only to the extent) required by the $100,000 annual limitation under Section 422(d) of the Code.

(c) Stock Plan and Defined Terms. This option is granted pursuant to the 2021 Stock and Incentive Plan (the “Plan”), a copy of which the Optionee acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. “Share” is defined in the Plan and in the Notice of Stock Option Grant to which this Stock Option Agreement is attached, including the definitions of Shares, as applicable. Other capitalized terms are defined in Section 9 of this Agreement, unless otherwise defined in Section 2 of the Plan.

SECTION 2. RIGHT TO EXERCISE.

Except as set forth below and subject to any other conditions of the Plan and this Agreement, the vested portion of this option (or a part of the vested portion of this option) may be exercised prior to its expiration at the time or times set forth in the Notice of Stock Option Grant.

SECTION 3. NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Agreement, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION 4. EXERCISE PROCEDURES.

(a) Notice of Exercise. The Optionee or the Optionee’s representative may exercise this option by giving written notice to the Company. The notice shall specify the election to exercise this option, the number of Shares for which it is being exercised and the form of payment. The notice shall be signed by the person exercising this option. In the event that this option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option. The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permitted under Section 5 and Section 4(c) of this Agreement of the full amount of the Purchase Price and the amount of any required Withholding Obligations.

(b) Issuance of Shares. After receiving a proper notice of exercise, the Company shall cause to be issued Shares (either in certificate or book entry form, as determined by the Company) as to which this option has been exercised, registered in the name of the person exercising this option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship).

(c) Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable the Company to satisfy all federal, state, local or foreign payroll, income, or other taxes required to be withheld in connection with this Agreement (the “Withholding Obligations”). The Company may establish procedures to ensure satisfaction of all applicable Withholding Obligations arising in connection with this Agreement, including any means permitted in Section 8 of the Plan. The Optionee hereby authorizes the Company, at its sole discretion and subject to any limitations under applicable law, to satisfy any such Withholding Obligations by withholding from the wages and other cash compensation payable to the Optionee or by causing the Optionee to tender a cash payment (including check, draft, money order or wire transfer made payable to the order of the Company) or other Shares to the Company having a fair market value equal to the Withholding Obligations, to the extent permitted by applicable corporate and securities laws and stock exchange requirements. In its sole discretion, and subject to such rules and procedures as it may require, the Company may permit satisfaction of the Withholding Obligations by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of the Option having a Fair Market Value equal to the amount of the Withholding Obligations; or (ii) if the Shares are publicly traded, selling on the Optionee’s behalf (using any brokerage firm determined acceptable to the Company for such purpose) a portion of the Shares otherwise to be issued upon exercise of the Option as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Withholding Obligations. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this option.

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SECTION 5. PAYMENT FOR SHARES.

(a) Cash. All or part of the Purchase Price may be paid in cash or cash equivalents.

(b) Surrender of Shares. Subject to applicable corporate and securities laws, and stock exchange requirements, all or any part of the Purchase Price may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for cancellation and shall be valued at their Fair Market Value on the date when this option is exercised. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Purchase Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes.

(c) Exercise/Sale. If Shares are publicly traded, all or part of the Purchase Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company.

(d) Net Exercise. The Company may, in its discretion, permit an Option to be exercised by delivering to the Optionee a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised on the date of exercise, over the Purchase Price of the Option for such Shares.

SECTION 6. TERM AND EXPIRATION.

(a) Basic Term. This option shall in any event expire on the expiration date set forth in the Notice of Stock Option Grant, which date shall not exceed ten years after the Date of Grant (five years after the Date of Grant if this option is designated as an ISO in the Notice of Stock Option Grant, and the Optionee is a 10% owner as described in Section 6(a)(iv)(E) of the Plan).

(b) Termination of Service (Except by Death or Disability). If the Optionee’s service terminates for any reason other than death or Disability, then this option shall expire on the earliest of the following occasions:

(i) The Expiration Date set forth in the Notice of Stock Option Grant to which this Agreement is attached;

(ii) The date three months after the termination of the Optionee’s service for any reason other than Cause; or

(iii) The date of termination of the Optionee’s service for Cause.

The Optionee may exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option is then exercisable. In the event that the Optionee dies after termination of service but before the expiration of this option, all or part of this option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s death. For avoidance of doubt, if the Optionee is employed by an Affiliate that is sold or otherwise ceases to be an Affiliate of the Company, the Optionee shall incur a termination of service.

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(c) Death or Disability of the Optionee. If the Optionee dies or becomes Disabled while in service, then this option shall expire on the earlier of the following dates:

(i) The Expiration Date set forth in the Notice of Stock Option Grant to which this Agreement is attached; or

(ii) The date 12 months after the Optionee’s death or Disability.

In the event of Optionee’s death, all or part of this option may be exercised at any time before its expiration under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become exercisable before the Optionee’s death.

(d) Leaves of Absence. For any purpose under this Agreement, service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

SECTION 7. ADJUSTMENT OF SHARES.

In the event of any transaction described in Section 4(c) of the Plan, the terms of this option (including, without limitation, the number and kind of Shares subject to this option and the Exercise Price) shall be adjusted as set forth in Section 4(c) of the Plan. In the event that the Company is a party to any corporate transaction, this option shall be subject to amendment as provided in Section 7(b) of the Plan.

SECTION 8. U.S. SECURITIES RESTRICTIONS.

The Optionee acknowledges and agrees Committee may from time to time impose any conditions on the Shares underlying the option as it deems necessary or advisable to ensure that the Shares underlying the option are issued and resold in compliance with the requirements of any stock exchange or quotation system upon which the Shares underlying the option are then listed or quoted, the Securities Act of 1933, and all other applicable laws.

SECTION 9. MISCELLANEOUS PROVISIONS.

(a) Rights as a Stockholder . Neither the Optionee nor the Optionee’s representative shall have any rights as a stockholder with respect to any Shares subject to this option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by filing a notice of exercise and paying the Purchase Price pursuant to Sections 4 and 5 of this Agreement.

(b) Compliance Matters. The Company may require from the Optionee such investment representation, undertaking or agreement, if any, as the Company may consider necessary in order to comply with applicable laws and policies of any applicable exchange. The Optionee understands and acknowledges that Shares to be issued upon exercise of this option may be issued subject to any restrictive legend or other transfer restrictions as may be required by applicable securities laws and stock exchange requirements. If the Shares are not exempt from California securities laws, then with respect to any Optionee who is a California resident, the Company will deliver financial statements to the Optionee if he or she is not a key person within the Company or an Affiliate whose duties provide Optionee access to equivalent information.

(c) No Retention Rights. Nothing in this option or in the Plan shall confer upon the Optionee any right to continue in service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Affiliate employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her service at any time and for any reason, with or without Cause.

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(d) Incorporation of Policies. This option and all compensation awarded under this Agreement shall be subject to the terms of any clawback, noncompetition, confidentiality or nondisclosure policies or agreements as may be in place between the Optionee and the Company or any Affiliate from time to time.

(e) Notice. Any notice required by the terms of this Agreement shall be given in writing and notice to the Company shall be deemed effective upon receipt by the Company (i) upon personal delivery, (ii) through registered or certified mail with postage and fees prepaid; or (iii) through electronic notification using a form and process approved by the Company. If mailed or delivered, notice to the Company shall be addressed to the Company at its principal executive office and notice to the Optionee shall be addressed to the address that he or she most recently provided to the Company.

(f) Entire Agreement. The Notice of Stock Option Grant, this Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(g) Governing Law; Venue. The laws of the State of Nevada shall govern all matters arising out of or relating to this Agreement including, without limitation, its validity, interpretation, construction and performance but without giving effect to the conflict of laws principles that may require the application of the laws of another jurisdiction. Any party bringing a legal action or proceeding against any other party arising out of or relating to this Agreement may bring the legal action or proceeding in the United States District Court for the Northern District of Illinois or in any court of the State of Illinois sitting in Chicago. Each party waives, to the fullest extent permitted by law (i) any objection it may now or later have to the laying of venue of any legal action or proceeding arising out of or relating to this Agreement brought in a court described in the preceding sentence and (ii) any claim that any legal action or proceeding brought in any such court has been brought in an inconvenient forum.

SECTION 10. DEFINITIONS.

In addition to the definitions set forth in the Plan, the following terms shall have the meanings ascribed herein (in the event a conflict exists, the meaning set forth in this Agreement shall prevail):

(a) “Agreement” shall mean this Stock Option Agreement.

(b) “Cause” shall mean a (i) repeated failure to competently and diligently perform duties of Optionee’s position with the Company (other than due to physical or mental illness); (ii) (ii) willful engagement in dishonesty, illegal conduct, or gross misconduct, which is, in each case, injurious to the Company or any of its Affiliates; (iii) embezzlement, misappropriation, or intentional fraud, whether or not related to Optionee’s employment with the Company; (iv) indictment, conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent); (v) commission or conviction of a crime which would disqualify Optionee for registration or licensure by the applicable regulatory or licensing authority governing the Company’s or any of Affiliate’s participation in a State-regulated cannabis program; (vi) material breach of any material obligation under any written agreement between Optionee and the Company or any of its Affiliates; or (vii) any material failure by Optionee to comply with the Company’s written policies or rules, as they may be in effect from time to time, if such failure causes reputational or financial harm to the Company or any of its Affiliates. For the avoidance of doubt, if any action or omission by Optionee could be deemed a violation of any U.S. federal law relating to the cultivation, harvesting, production, distribution, sale or possession of cannabis, marijuana or related substances or products containing or relating to the foregoing, and such action or omission is not a violation of, and is done in compliance with, applicable U.S. state law, then such action or omission shall not be deemed a basis for Cause hereunder.

(c) “Date of Grant” shall mean the date specified in the Notice of Stock Option Grant.

(d) “Disability” means “disability” within the meaning of Section 22(e)(3) of the Code

(e) “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of this option, as specified in the Notice of Stock Option Grant.

(f) “Notice of Stock Option Grant” shall mean the document so entitled to which this Agreement is attached.

(g) “Optionee” shall mean the individual named in the Notice of Stock Option Grant.

(h) “Purchase Price” shall mean the Exercise Price multiplied by the number of Shares with respect to which this option is being exercised.

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